EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-158327) pertaining to the Phillips-Van Heusen Corporation Associates Investment Plan for Hourly Associates of our report dated June 26, 2009, with respect to the financial statements of the Phillips-Van Heusen Corporation Associates Investment Plan for Hourly Associates included in this Annual Report (Form 11-K) for the year ended December 31, 2008.

SPIELMAN KOENIGSBERG & PARKER, LLP

June 26, 2009